SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 7, 2016

HOUSTON AMERICAN ENERGY CORP.
(Exact name of registrant as specified in Charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425 Houston, Texas 77002
(Address of Principal Executive Offices)(Zip Code)

713-222-6966
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07—Submission of Matters to a Vote of Security Holders

On June 7, 2016, Houston American Energy Corp. (the “Company”) held its Annual Meeting of shareholders.  Two proposals were voted on at the meeting: (1) the election of two Class A directors to serve until the Company 2019 Annual Meeting of shareholders, and (2) ratification of the selection of GBH CPAs, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.  Each of the proposals submitted to the shareholders was approved by the requisite vote and the vote with respect to each of the proposals was as follows:

Proposal 1:	To elect two Class A directors to serve for the term of three years and until his successor is duly elected and has qualified.

Nominee	Votes For	Votes Withheld	Abstentions and Broker Non-Votes

Keith Grimes	16,715,932	864,329	33,919,075
Stephen Hartzell	16,703,787	876,474	33,919,075

Proposal 2:	To ratify the selection of GBH CPAs, PC as the independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions and Broker Non-Votes

39,469,585	693,494	11,336,257

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: June 9, 2016
	By:	/s/ John P. Boylan
John P. Boylan
Chief Executive Officer